SHARE EXCHANGE AGREEMENT

by and among

POCKET GAMES, INC.,

SOCIAL TECHNOLOGY HOLDINGS, INC.,

DAVID LOVATT

and

The Majority Shareholders of
SOCIAL TECHNOLOGY HOLDINGS, INC.

Dated as of January 12, 2016

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "***Agreement***"), is made and entered into by the Parties as of the 12th day of January 2016 (the "***Effective Date***"), by and among: (A) **Pocket Games, Inc.**, a corporation organized under the laws of the State of Florida (**"*Pocket Games*" or "*Purchaser*"**); (B) **David Lovatt**, an individual ("***Lovatt***"); (C) **Social Technology Holdings, Inc.**, a corporation organized under the laws of the State of Delaware, doing business as "***Viximo***" (the "***Company***"); and (D) the Persons whose names and signatures listed on the signature page of this Agreement under the heading "Company Majority Shareholders" (the "***Company Majority Shareholders***"). The Company and the Company Majority Shareholders are sometimes referred to individually as a "***Selling Party***" and collectively as the "***Selling Parties.*** The Purchaser and Lovatt are sometimes referred to individually as a "***Buying Party*** and collectively as the "***Buying Parties.***" The Selling Parties and the Buying Parties are sometimes referred to individually as a "***Party***" and collectively as the "***Parties.***" Certain other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them as set forth on **Annex I** hereto.

RECITALS

WHEREAS, the Purchaser desires to purchase, and the Company Majority Shareholders desires to sell to the Purchaser, Eighty Percent (80%) of the issued and outstanding shares of capital stock of the Company, as calculated on a Fully-Diluted Basis (the "***Company Capital Stock***"), solely in exchange for Three Hundred Twenty Thousand (320,000) shares of "***Pocket Games Series B Preferred Stock***" and Five Hundred (500) shares of "***Pocket Games Series A Preferred Stock***" as hereinafter defined (the "***Exchange***"); and

WHEREAS, as at the date of this Agreement, (a) an aggregate of Twenty Seven Million (27,000,000) shares of Company Common Stock are issued and outstanding, and (b) Twenty-Two Million (22,000,000) shares of Company Common Stock, or eighty (80%) percent of the issued and outstanding shares of Company Common Stock are owned of record and beneficially by the Company Majority Shareholders; and

WHEREAS, immediately following the Closing Date and sale of the "***Exchange Shares***" (hereinafter defined) the Purchaser shall acquire the remaining Five Million (5,000,000) issued and outstanding shares of the Company Class A Common Stock that are not owned of record and beneficially by the Company Majority Shareholders (the "***Company Minority Shares***") through a merger of **STH Acquisition Corp.**, a newly formed wholly-owned Subsidiary of Pocket Games ("**MergerCo**") with and into the Company (the "***Merger***"), with the Company as the surviving corporation of the Merger, all as hereinafter described.

WHEREAS, as at the date of this Agreement, an aggregate of (i) 499,000,000 shares of Pocket Games common Stock, $0.0001 par value per share (the "***Pocket Games Common Stock***") are authorized for issuance under the Pocket Games Articles of Incorporation, of which 24,989,929 shares of Pocket Games Common Stock are issued and outstanding; and (ii) 1,000,000 shares of Pocket Games preferred stock, $0.0001 par value per share (the "***Pocket Games Preferred Stock***") are authorized for issuance under the Pocket Games Articles of Incorporation, of which 1,000 shares of Pocket Games Preferred Stock, designated as Series A Preferred Stock are issued and outstanding, pursuant to which Lovatt is the sole record and beneficial owner of 100% of the issued and outstanding Pocket Games Series A Preferred Stock.

WHEREAS, the Selling Parties desire to enter into the Exchange with Pocket Games pursuant to the terms and conditions of this Agreement; and

WHEREAS, the board of directors of Pocket Games (the "***Pocket Games Board of Directors***") and the Company Majority Shareholders believe that it is in the best interests of the Parties to consummate the Exchange and related transactions contemplated by this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
THE EXCHANGE AND RELATED TRANSACTIONS

1.1 **The Transaction.**

(a) The Exchange Shares. Pursuant to the terms and conditions of this Agreement and Section 351 of the Code, at the Closing (as defined below), the Company Majority Shareholders shall sell, transfer and assign (collectively, "***Transfer***") to the Purchaser (i) Twenty Million (20,000,000) shares of Company Class A Common Stock and (ii) Two Million (2,000,000) shares of Company Class B Common Stock (hereinafter collectively referred to as the "***Exchange Shares***").

(b) Pocket Games Series B Preferred Stock. It is a condition to the obligations of the Company Majority Shareholders to Transfer the Exchange Shares to the Purchaser, that such Company Majority Shareholders receive, in addition to the other consideration described in Section 1.1(b)(i) below, fifty (50%) percent of the "***Pocket Games Series A Preferred Stock***" described below. Accordingly, and in consideration for the Transfer by the Company Majority Shareholders to the Purchaser of the Exchange Shares, at the Closing and on the Closing Date, the Purchaser, the Company Majority Shareholders and Lovatt shall enter into the following transactions:

(i) Issuance of Pocket Games Series B Preferred Stock to Company Majority Shareholders. The Purchaser shall issue and Transfer to the Company Majority Shareholders an aggregate of three hundred and twenty thousand (320,000) shares of non-redeemable, voting convertible shares of Series B Preferred Stock of Pocket Games, with a par value of $0.0001 per share, and a stated or liquidation value of ten ($10.00) dollar per share (the "***Pocket Games Series B Preferred Stock***").

(ii) Redemption of Pocket Games Series A Preferred Stock. The Purchaser shall redeem and Lovatt shall return to the Purchaser for reissuance to the Company Majority Shareholders (as set forth in Section 1.1(b)(iii) below) an aggregate of five hundred (500) shares of Series A preferred stock of Pocket Games owned by Lovatt, with a stated or liquidation value of one hundred ($100) dollars per share, and containing such other rights, privileges and designations (include special voting rights) as are set forth in the Pocket Games Articles of Amendment (the "***Pocket Games Series A Preferred Stock***").

(iii) Reissuance of Pocket Games Series A Preferred Stock. The Purchaser shall issue and Transfer to the Company Majority Shareholders the five hundred (500) shares of the Pocket Games Series A Preferred Stock of Pocket Games formerly owned by Lovatt,

(iv) Issuance of Pocket Games Series B Preferred Stock to Lovatt. In consideration for his return of five hundred (500) shares of Pocket Games Series A Preferred Stock, as set forth in Section 1.1(b)(ii) above, the Purchaser shall issue to Lovatt an aggregate of eighty thousand (80,000) shares of Pocket Games Series B Preferred Stock.

(v) Reservation of Additional Pocket Games Series B Preferred Stock. On the Closing Date, the Purchaser shall reserve for issuance to the Company Minority Shareholders an additional eighty thousand (80,000) shares of Pocket Games Series B Preferred Stock for issuance following the Closing Date pursuant to the terms of the Merger Agreement described herein.

(c) As at the date of this Agreement there are authorized for issuance under its formation documents an aggregate of One Hundred Million (100,000,000) shares of Company Capital Stock, of which (i) Eighty Million (80,000,000) shares of Company Capital Stock is designated as Class A common stock, par value $0.0001 per share, of the Company ("***Company Class A Common Stock***"), and (ii) Twenty Million (20,000,000) shares of Company Capital Stock is designated as Class B common stock, par value $0.0001 per share, of the Company ("***Company Class B Common Stock***", and together with the Class A Common Stock, the "***Company Common Stock***"). As at the date of this Agreement there are issued and outstanding an aggregate of Twenty Seven Million (27,000,000) shares of Company Common Stock, pursuant to which (A) Twenty Five Million (25,000,000) shares of the Company Class A Common Stock are issued and outstanding and (B) Two Million (2,000,000) shares of Company Class B Common Stock are issued and outstanding. The Company Majority Shareholders are the record and beneficial owners of 20,000,000 shares of the Company Class A Common Stock and 2,000,000 shares of the Company Class B Common Stock. The Company Class A Common Stock and Company Class B Common Stock are subject to such rights, preferences and privileges designated to each individual class of Company Common Stock as set forth in the Company Certificate of Incorporation (defined below).

(d) As of the date of this Agreement, the Company Majority Shareholders are the record holder and beneficial owner of 100% of the Exchange Shares, and such Exchange Shares shall at the Closing represent 80% of the issued and outstanding Company Capital Stock and 88% of the voting Company Capital Stock.

(e) As of the date of this Agreement, Lovatt is the record and beneficial owner of 1,000 shares of Pocket Games Series A Preferred Stock, representing 100% of the issued and outstanding shares of Series A Preferred Stock.

(f) The foregoing Transfer and Exchange Transaction is predicated on the fact that, immediately following the Closing Date (i) The Majority Company Shareholders shall be the record and beneficial owners of 50% of the Pocket Games Series A Preferred Stock and Lovatt shall be the record and beneficial owner of 50% of the Pocket Games Series A Preferred Stock, (ii) the Purchaser shall be the record and beneficially owner of 100% of the Exchange Shares, and (iii) such Exchange Shares shall represent 80% of the Company Common Stock, as calculated on a "***Fully-Diluted Basis***" (as defined herein).

1.2 **The Pocket Games Series B Preferred Stock.**

(a) **Rights and Designations.** The 480,000 shares of Pocket Games Series B Preferred Stock authorized pursuant to the Pocket Games Articles of Amendment (defined below) to be

issued by the Purchaser to the Company Majority Shareholders, Lovatt and the Company Minority Shareholders shall:

(i) have a stated value of $10.00 per share and an aggregate liquidation value of $4,800,000;

(ii) on a Sale of Control or liquidation of the Purchaser shall rank (A) junior to any Indebtedness of the Purchaser, (b) ***pari passu*** to any other Pocket Games Preferred Stock now existing or hereinafter created, and (c) be senior to any Pocket Games Common Stock;

(iii) vote on an "as converted" basis, together with the outstanding shares of Pocket Games Common Stock;

(iv) not accrue or pay any dividend;

(v) not be subject to any mandatory or optional redemption;

(vi) upon the occurrence of a "***Conversion Event***" (hereinafter defined) shall ***automatically*** convert into an aggregate of twenty three million and sixty-seven thousand, six hundred and twenty seven (23,067,627) shares of Pocket Games Common Stock, or such other number of shares of Pocket Games Common Stock as shall constitute forty-five (48.0%) percent of the "***Pocket Games Fully-Diluted Common Stock***" (as described below) as at the date such Conversion Event shall occur, and after giving effect to such Conversion Event; and

(vii) contain such other rights, designations and privileges as are set forth in the articles of amendment to the Articles of Incorporation of Pocket Games which shall include the designations of the rights and preferences of the Series B Preferred Stock in the form of **Exhibit A** annexed hereto with the Secretary of State of the State of Florida (the "***Pocket Games Articles of Amendment***").

(b) **Effects of the Exchange.** Subject to the other terms and provisions of this Agreement, as at the Closing Date and after giving effect to the Exchange:

(i) Pocket Games will own not less than Eighty Percent (80.0%) of Company Common Stock, as calculated on a Fully Diluted Basis;

(ii) The Company will be a majority owned subsidiary of Pocket Games; and

(iii) The Company Majority Shareholders will be holders of (i) Five Hundred (500) shares of Pocket Games Series A Preferred Stock and (ii) 320,000 shares of Pocket Games Series B Preferred Stock, representing upon conversion of all such 320,000 shares of the Pocket Games Series B Preferred Stock, an aggregate of 15,378,418 shares of Pocket Games Common Stock, or such other number of shares of Pocket Games Common Stock as shall represent 32% of the Pocket Games Fully-Diluted Common Stock immediately after giving effect to such conversion of such 320,000 shares of Pocket Games Series B Preferred Stock; and

(iv) Lovatt will be holder of (i) Five Hundred (500) shares of Pocket Games Series A Preferred Stock and (ii) 80,000 shares of Pocket Games Series B Preferred Stock, representing upon conversion of all of such 80,000 shares of the Pocket Games Series B Preferred Stock, an aggregate

of 3,844,604 shares of Pocket Games Common Stock, or such other number of shares of Pocket Games Common Stock as shall represent 8% of the Pocket Games Fully-Diluted Common Stock immediately after giving effect to such conversion of such 80,000 shares of Pocket Games Series B Preferred Stock.

(c) **Company Fully-Diluted Basis Calculation.** In the event that between the date of this Agreement and the Closing Date, the Company enters into one or more agreements to issue, any shares of Company Common Stock, Company preferred stock or any "***Common Stock Equivalents***" (hereinafter defined), or any holder of Common Stock Equivalents exercises or converts such securities into shares of Company Common Stock or preferred stock (collectively, "***Company Capital Stock***"), all such Company Capital Stock issued (or deemed issued in respect of any Common Stock Equivalents) pursuant to such transactions shall be ***included*** in the calculation of Fully Diluted Basis of Company Common Stock; it being expressly understood that as at the Closing Date of the Exchange Pocket Games shall be entitled to receive shares of Company Capital Stock owned of record by the Company Majority Shareholders or any other Person that owns or record or beneficially any interest in Company Capital Stock that shall represent *not less* than Eighty (80%) Percent of the outstanding shares of Company Capital Stock as calculated on a Fully Diluted Basis.

(d) **Certain Definitions**. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

(i) "***Common Stock Equivalents***" shall mean (A) as applied to the Company, any warrants, options, preferred stock, convertible notes or other securities or rights issued or granted by the Company entitling the holder(s) thereof to purchase or receive upon exercise or conversion of such securities or rights, Company Common Stock, as applicable, or (B) as applied to Pocket Games, all warrants, options, shares of Pocket Games Preferred Stock, convertible notes or other securities or rights issued or granted by Pocket Games entitling the holder(s) thereof to purchase or receive shares of Pocket Games Common Stock upon exercise or conversion of such securities, rights or capital stock of Pocket Games, as applicable.

(ii) "***Pocket Games Fully-Diluted Common Stock***" shall mean as at the date that a Conversion Event shall occur, the sum of (A) all shares of Pocket Games Common Stock issued and outstanding and (B) all shares of Pocket Games Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents of Pocket Games; in each case, immediately ***after*** giving effect to the Conversion Event; ***provided, however***, that Pocket Games Fully-Diluted Common Stock shall ***not*** mean or include any Common Stock or Common Stock Equivalents of Pocket Games issued or issuable in connection with (x) the acquisition of the assets, capital stock or other equity of any Person by Pocket Games, other than the Company, (y) any debt or equity financing provided to Pocket Games or its subsidiaries prior to a Conversion Event, (z) the issuance of Common Stock or Common Stock Equivalents issued to any employees of Pocket Games or the Company or any consultant or other Person or employees thereof (excluding the Company Majority Shareholders or any Affiliates of the Company Majority Shareholders), whether under the Incentive Stock Plan or otherwise, in exchange for rendering services to Pocket Games or the Company; it being understood that the issuance(s) of any Common Stock or Common Stock Equivalents under clauses (x), (y) or (z) of this Section 1.2(d)(ii) shall dilute the equity interests of all holders of Pocket Games Common Stock and all holders of Pocket Games Series B Preferred Stock on an equitable and pro-rata basis.

(iii) "***Conversion Event***" shall mean the listing of the shares of Pocket Games Common Stock for trading on a Qualified Stock Exchange

(iv) "***Qualified Stock Exchange***" shall mean any one of the New York Stock Exchange, Inc., the NASDAQ Stock Exchange (including the Nasdaq Capital Markets) or the NYSE:Amex Exchange

1.3 **Closing.** Pursuant to the terms and conditions of this Agreement, the closing of the Exchange (the "***Closing***") will take place at 4:00 p.m. Eastern time on or prior to January 31, 2016, unless such other date is mutually agreed upon by the Parties (the "***Closing Date***"). The Closing shall be by exchange of electronic signature pages or held in person at the offices of CKR Law, LLP in New York, New York, unless another place is agreed to in writing by the parties hereto.

1.4 **Charter Documents.** Annexed hereto as **Exhibit B** and made a part hereof is a true copy of the Articles of Incorporation of Pocket Games (the "***Pocket Games Articles of Incorporation***") in effect as at the date hereof, including all amendments. Annexed hereto as **Exhibit C** and made a part hereof is a true copy of the Certificate of Incorporation of the Company, as amended, or such other applicable documentation (the "***Company Certificate of Incorporation***") in effect as at the date hereof, including all amendments. On the Closing Date, Pocket Games shall file with the Secretary of State of the State of Florida the Pocket Games Articles of Amendment in the form annexed hereto as **Exhibit A** and made a part hereof.

1.5 **The Merger.** On the Closing Date, Pocket Games, MergerCo and the Company shall enter into an agreement and plan of merger in the form of **Exhibit D** annexed hereto (the "***Merger Agreement***"). Immediately following the Closing Date, and by a date which shall be not later than thirty (30) days following the Closing Date Pocket Games shall consummate the Merger under the laws of the State of Delaware, pursuant to which, inter alia, MergerCo shall be merged with and into the Company, with the Company as the surviving corporation of the Merger. As sole consideration for the Merger, each of the holders of the Company Minority Shares (the "***Company Minority Stockholders***") owning of record 5,000,000 shares of Company Class A Common Stock, representing twenty (20%) percent of the issued and outstanding shares of Company Class A Common Stock, shall receive their pro-rata share of an aggregate of Eighty Thousand Five Hundred (80,000) shares of Pocket Games Series B Preferred Stock; which shares of Pocket Games Series B Preferred Stock, shall represent upon conversion of the Pocket Games Series B Preferred Stock, an aggregate of 3,844,604 shares of Pocket Games Common Stock, or such other number of shares of Pocket Games Common Stock as shall represent an additional eight (8%) of the Pocket Games Fully-Diluted Common Stock (the "***Merger Consideration***"). As a result of such Merger, Pocket Games shall own one hundred (100%) percent of the Company Capital Stock upon consummation of such Merger.

1.6 **Deliveries at Closing.** On the Closing Date, the relevant party or parties shall cause the following documents, certificates and instruments to be executed and delivered:

(a) The Company Majority Shareholders shall deliver to Pocket Games the stock certificates evidencing the Exchange Shares; which certificates shall be duly endorsed in blank for Transfer or accompanied by separate common stock powers duly endorsed by the record holder(s) with their signatures appropriately notarized or guaranteed;

(b) Pocket Games shall deliver to the Company Majority Shareholders certificates evidencing 320,000 shares of Pocket Games Series B Preferred Stock;

(c) Pocket Games shall deliver to Lovatt certificates evidencing 80,000 shares of Pocket Games Series B Preferred Stock

(d) Lovatt shall deliver to the Company and the Company shall deliver to the Majority Shareholders certificates evidencing 500 shares of Pocket Games Series A Preferred Stock, representing 50% of the issued and outstanding shares of Pocket Games Series A Preferred Stock;

(e) Pocket Games shall have filed the Pocket Games Articles of Amendment in the form of **Exhibit A** annexed hereto with the Secretary of State of the State of Florida.

(f) Pocket Games, MergerCo and the Company shall have executed and delivered the Merger Agreement in the form of **Exhibit D** annexed hereto;

(g) Pocket Games and the Company Majority Shareholders shall have executed the registration rights agreement attached and annexed hereto as **Exhibit E** (the "***Registration Rights Agreement***"); and

(h) Each of the Purchaser and the Selling Parties shall have executed and delivered such corporate resolutions as shall be required to consummate the transactions contemplated by this Agreement.

1.7 **Restricted Securities.** The Selling Parties and Lovatt acknowledge that the Series B Preferred Stock, Series A Preferred Stock and the shares of Pocket Games Common Stock issuable upon conversion of the Pocket Games Series B Preferred Stock (the "***Conversion Shares***") have not been registered under the Securities Act and may not be sold in the absence of a registration statement declared effective by the SEC or an applicable exemption for the registration requirements of the Securities Act, and in conformance with applicable state securities laws. Each certificate evidencing the Pocket Games Series A Preferred Stock, Pocket Games Series B Preferred Stock and the Conversion Shares shall bear the following legend:

"The shares evidenced by this certificate have not be registered under the Securities Act, as amended (the "***Act***"), and may not be sold, pledged, hypothecated or assigned in the absence of an effective registration statement under the Act, or an opinion of counsel satisfactory to the Company that registration is not required under the Act."

1.8 **The Merger.** As soon as practicable (but in no event later than 30 days) following the Closing Date, Pocket Games shall cause the Company to file the Certificate of Merger representing an exhibit to the Merger Agreement with the Secretary of State of the State of Delaware.

1.9 **Definitions.** Unless otherwise defined in the body of this Agreement, all other capitalized terms shall have the same meaning as they are defined on **Annex I** annexed to this Agreement and made a part hereof.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF COMPANY MAJORITY SHAREHOLDERS

Each of the Company Majority Shareholders hereby severally (and not jointly) represents and warrants to the Buying Parties with respect to itself, as follows.

2.1 **Good Title.** The Company Majority Shareholders are the record and beneficial owner, and has good title to its Company Common Stock, all of which are deemed duly authorized, validly

issued and fully paid and non-assessable in all respects, with the right and authority to sell and deliver marketable title to such Company Common Stock. Upon delivery of any certificate or certificates duly assigned, representing the Exchange Shares as herein contemplated, Pocket Games will receive good title to the Exchange Shares representing 80% of the Fully-Diluted Company Common Stock, free and clear of all Liens. Any proposed changes in Company Majority Shareholders ownership of Company Common Stock between the date of this Agreement and the Closing Date will be disclosed to and approved in advance by Buying Parties.

2.2 **Organization**. The Company Majority Shareholders, if an entity, is an entity is duly organized and validly existing in its jurisdiction of organization.

2.3 **Power and Authority**. Each of Company and the Company Majority Shareholders has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Company and the Company Majority Shareholders to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of Company and the Company Majority Shareholders, enforceable against Company and the Company Majority Shareholders in accordance with the terms hereof.

2.4 **No Conflicts**. The execution and delivery of this Agreement by Company and the Company Majority Shareholders and the performance by Company and the Company Majority Shareholders of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to Company and the Company Majority Shareholders; and (c) will not violate or breach any contractual obligation to which Company and the Company Majority Shareholders are a party.

2.5 **Litigation**. There is no pending proceeding against Company or the Company Majority Shareholders, that involves the Company Common Stock or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the Transactions and, to the knowledge of the Company Majority Shareholders, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.2.6 **No Finder's Fee**. Neither Company nor the Company Majority Shareholders have created any obligation for any finder's, investment banker's or broker's fee in connection with the Transactions that are not payable entirely by the Company Majority Shareholders.2.7 **Purchase Entirely for Own Account**. The Company Majority Shareholders are acquiring Pocket Games Series B Preferred Stock and Pocket Games Series A Preferred Stock proposed to be acquired hereunder for investment for their own account and not with a view to the resale or distribution of any part thereof, and the Company Majority Shareholders have no present intention of selling or otherwise distributing the Pocket Games Series B Preferred Stock or Pocket Games Series A Preferred Stock, except in compliance with applicable securities laws. 2.8 **Available Information**. The Company Majority Shareholders have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Pocket Games and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to Pocket Games.2.9 **Non-Registration**. The Company Majority Shareholders understands that the Pocket Games Series B Preferred Stock or Pocket Games Series A Preferred Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company Majority Shareholders' representations as expressed herein. The non-registration shall have no prejudice with

respect to any rights, interests, benefits and entitlements attached to Pocket Games Series B Preferred Stock or Pocket Games Series A Preferred Stock in accordance with Pocket Games charter documents or the laws of its jurisdiction of incorporation.2.10 **Restricted Securities**. The Company Majority Shareholders understand that the Pocket Games Series B Preferred Stock and Pocket Games Series A Preferred Stock are characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Company Majority Shareholders pursuant hereto, the Pocket Games Series B Preferred Stock and/or Pocket Games Series A Preferred Stock would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The Company Majority Shareholders further acknowledge that if the Pocket Games Series B Preferred Stock and/or Pocket Games Series A Preferred Stock are issued to the Company Majority Shareholders in accordance with the provisions of this Agreement, such Pocket Games Series B Preferred Stock and/or Pocket Games Series A Preferred Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Company Majority Shareholders represent that they are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.2.11 **Company Capitalization**. As at the date of this Agreement there are authorized for issuance under its formation documents an aggregate of One Hundred Million (100,000,000) shares of Company Capital Stock, of which (a) Eighty Million (80,000,000) shares of Company Capital Stock is designated as class a Class A common stock, par value $0.0001 per share, of the Company ("***Company Class A Common Stock***"), and (b) Twenty Million (20,000,000) shares of Company Capital Stock is designated as Class B common stock, par value $0.0001 per share, of the Company ("***Company Class B Common Stock***", and together with the Class A Common Stock, the "***Company Common Stock***"). As at the date of this Agreement there are issued and outstanding an aggregate of Twenty Seven Million (27,000,000) shares of Company Common Stock, pursuant to which (i) Twenty Five Million (25,000,000) shares of the Company Class A Common Stock are issued and outstanding and (ii) Two Million (2,000,000) shares of Company Class B Common Stock are issued and outstanding. The Company Class A Common Stock and Company Class B Common Stock are subject to such rights, preferences and privileges designated to each individual class of Company Common Stock as set forth in the Company Certificate of Incorporation

2.12 **Disclosure**. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company Majority Shareholders in connection with the Transactions, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represent and warrant to the Buying Parties, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows, *provided, however*, that: (A) each of the following representations and warranties is qualified by the disclosure schedules of the Company (the ***"Company Disclosure Schedules"***), which set forth certain disclosures concerning the representations and warranties; and (B) any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can

reasonably be inferred from the disclosure with respect to such fact or item contained in the Disclosure Schedules of the Selling Parties.

3.1 **Due Organization and Qualification**. The Company is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. The Company has the power and authority to own, lease and operate its assets, properties and business and to carry on the business activities described in **Company Disclosure Schedule 3.1** (the "***Business***") as now conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect on the Company.

3.2 **Authority to Execute and Perform Agreements**. The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and all other "***Transaction Documents***" to which it is a party and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individuals and actions, and no other proceedings on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents or to consummate any of the transactions contemplated therein. This Agreement and the Transaction Documents have all been or will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery to the Company, are the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws generally affecting the enforcement of creditors' rights and general equitable principles.

3.3 **Company Charter Documents**. Pocket Games has been furnished with a true and complete copy of the Company Certificate of Incorporation and By-Laws and all amendments to date.

3.4 **Tax Matters.**

(a) Except as set forth on **Company Disclosure Schedule 3.4**, all Tax Returns with respect to the Company that are required to be filed on or before the Closing, have been or will be filed, the information provided on such Tax Returns is or will be complete and accurate in all material respects, and all Taxes shown to be due from the Company on such Tax Returns have been or will be paid in full.

(b) Except as set forth on **Company Disclosure Schedule 3.4**, there is no pending or, to the Knowledge of the Company, threatened action, audit, proceeding, or investigation by any taxing authority with respect to the assessment or collection of Taxes of the Company.

3.5 **Compliance with Laws; Licenses and Permits.**

(a) The Company has not violated any Laws, which violation has had or is reasonably expected to have a Material Adverse Effect on the Company.

(b) To the Knowledge of the Company, the Company has not made any illegal payment to officers or employees of any governmental or regulatory authority, or engaged in any other reciprocal practices that violate any laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company. The Company is

not aware of facts that (with or without notice or lapse of time, or both) could result in the Company being in violation of any law which may have a Material Adverse Effect on the Company.

(c) Except as set forth on **Company Disclosure Schedule 3.5**, the Company has all licenses, concessions, permits, certificates of need, approvals and authorizations (collectively, "***Permits***") from all Persons or Governmental Entities necessary to conduct the Business as currently conducted, other than any such omissions that are not reasonably expected to have a Material Adverse Effect on the Company. Such Permits are sufficient to enable the Company to lawfully conduct its Business as presently conducted and as proposed to be conducted in all respects. No Permit is subject to revocation, forfeiture or renegotiation by virtue of any existing circumstances affecting the Company or by virtue of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than as would not reasonably expected to have a Material Adverse Effect on the Company. There is no Litigation pending or, to the knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or investigation that would be likely to affect such Permit or the rights of the Company thereunder.

3.6 **No Breach.** Except as set forth on **Company Disclosure Schedule 3.6** or as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company's execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Company's Certificate of Incorporation or By-Laws; (b) any contract to which the Company is a party or by or to which it or any of its assets are bound or subject; or (c) any law or order against, or binding upon or applicable to the Company or their assets.

3.7 **Litigation.** Except as set forth on **Company Disclosure Schedule 3.7** or as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, there are no outstanding orders against or involving the Company applicable to the operations of the Business, or the Company. Except as set forth on **Company Disclosure Schedule 3.7** or as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company is not now, nor has ever been during the one (1) year prior to the date hereof, a party to or, to the Knowledge of the Company, threatened with any legal proceeding applicable to the operations of the Business. Except as set forth on **Company Disclosure Schedule 3.7** or as would not reasonably be expected to have a Material Adverse Effect on the Company, there is no dispute with any Person under contract with the Company in connection with the operations of the Business. None of the legal proceedings set forth on **Company Disclosure Schedule 3.7**, individually or together with any other, will result in a Material Adverse Effect on the Company. Except as set forth on **Company Disclosure Schedule 3.7** or as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, there is no fact, event or circumstance that in the reasonable judgment of the Company are likely to give rise to any legal proceeding that would be required to be set forth on **Company Disclosure Schedule 3.7** if currently pending or threatened in writing. There are no legal proceedings pending or, to the Knowledge of the Company, threatened in writing that would give rise to any right of indemnification on the part of any past or present manager or officer of the Company or the heirs, executors or administrators of such manager or officer against the Company or any successor to the Business.

3.8 **Intellectual Property.**

(a) The Company has furnished to the Buying Parties a complete and accurate list of all material "***Intellectual Property***" (as that term is defined on Annex I to this Agreement), which is owned, licensed, leased or otherwise used by the Company in connection with the Business.

(b) the Company has furnished to the Buying Parties a complete and accurate list of all material agreements to which the Company is a party or otherwise bound (i) granting or obtaining any right to use or practice any rights under any Intellectual Property or (ii) restricting the rights of the Company to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "***License Agreements***"). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and, to the Knowledge of the Company, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such License Agreement other than as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements.

(c) Except as set forth on **Company Disclosure Schedule 3.8** or as would not reasonably be expected to have a Material Adverse Effect on the Company:

(i) To the Knowledge of the Company, the Company or its Affiliates own, or have a valid right to use, free and clear of all encumbrances, all of the Intellectual Property. To the Knowledge of the Company, the Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration relating to Intellectual Property owned by the Company that has been filed or issued with respect to such Intellectual Property.

(ii) To the Knowledge of the Company, The Intellectual Property owned by the Company, and any Intellectual Property used by the Company, is subsisting, in full force and effect, has not been cancelled, expired, or abandoned, and is valid and enforceable.

(iii) There is no pending or, to the Knowledge of the Company threatened, claim, suit, arbitration or other adversarial legal proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company, or, to the Knowledge of the Company, the Intellectual Property licensed to the Company, (B) alleging that the activities or the conduct of the Business do, or will, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or (C) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property owned by the Company.

(iv) To the Knowledge of the Company, the conduct of the Business does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Knowledge of the Company, no third party is misappropriating, infringing, or violating any Intellectual Property owned or used by the Company, and no such claims, suits, arbitration or other adversarial proceedings which have been brought against any third party by the Company remain unresolved.

(v) The Company have used reasonable commercial efforts to protect the confidentiality of its trade secrets. To the Knowledge of the Company, no trade secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure

agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

(vi) The consummation of the Agreement and the transactions contemplated hereby will not result in the loss or impairment of the Company's right to own or use any of the Intellectual Property, nor will it require the consent of any governmental or regulatory authority or third party in respect of any such Intellectual Property.

3.9 **Indebtedness.** **Company Disclosure Schedule 3.9** sets forth a list of all material Indebtedness owed by the Company (including "Affiliated Indebtedness" defined in Section 5.8 and "Senior Lender Indebtedness" as defined in Section 5.2 hereof, but not including trade credit and amounts incurred in the ordinary course of business that are not overdue) as at the date hereof and updated through the Closing Date. Such **Company Disclosure Schedule 3.9** shall include the name(s) of each creditor, the amount of Indebtedness owed and the maturity date of such Indebtedness. Except as set forth on **Company Disclosure Schedule 3.9**, no event of default by the Company or event, which with the giving of notice, the passage of time or both, would constitute an event of default by the Company in respect of such Indebtedness, has occurred and is continuing.

3.10 **Customer and Supplier Lists.**

(a) **Company Disclosure Schedule 3.10** lists the names and dollar amounts of sales revenues from all customers that represented 5% or more of the total annual sales revenues of the Company for the two fiscal years ended March 31, 2015 and March 31, 2014. **Company Disclosure Schedule 3.10** also lists the names and dollar amounts of purchases from all suppliers from whom the Company purchased 5% or more of the total annual purchases by the Company for the fiscal year ended March 31, 2015.

(b) As of the date of this Agreement, The Company has not licensed, sold or granted any rights to any Person to use any of the Company's key customer and key supplier lists other than pursuant to outsourced business operations or marketing for the Company.

(c) To the Knowledge of The Company, there has been no written notice from any customer or supplier that the acquisition of Company Capital Stock by the Company Majority Shareholders that will materially and adversely affect the relationships of the Company (as successor owner to the Business) with such customer or supplier.

3.11 **Operation of the Business.** Except as set forth on **Company Disclosure Schedule 3.11**, or in connection with this Agreement, the Company has not since January 1, 2015:

(a) except for content or Equipment or inventory acquired in the ordinary course of business, made any material acquisition of all or any part of the assets, properties, capital stock or business of any other Persons or made any commitments to do any of the foregoing;

(b) except in the ordinary course of business, made any material sale, assignment, transfer or license of any of its products or Intellectual Property;

(c) except in the ordinary course of business, entered into or agreed to enter into any material contract, or materially amended, or agreed to materially amend any contract, in each case to which it is a party or to which it or its assets or properties related to the Business are bound or subject;

(d) agreed to make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, with payment has not yet been made;

(e) terminated or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to its assets, properties, business, operations or condition (financial or otherwise) relating to the Business;

(f) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Business;

(g) established or increased any bonus, commission, insurance, retention, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, performance awards or restricted stock awards) or other employee benefit plan or arrangement;

(h) entered into any employment or severance agreement with any current or former employee providing services with respect to the Business;

(i) failed to make any material payment to any creditor of the Business as they have become due and payable unless such payment was subsequently made; or

(j) authorized, committed or agreed to take, any of the foregoing actions.

3.12 **Financial Statements, Business Plan and Projections.**

(a) The Company has supplied Pocket Games with (i) the unaudited financial statements of the Company consisting of its balance sheet and income statement as of December 31, 2013 and December 31, 2014 and for the two fiscal years then ended (the "***Annual Financial Statements***"), and (ii) the unaudited interim financial statements consisting of its balance sheet and income statement as of June 30, 2015 (the "***Interim Financial Statements***").

(b) The Annual Financial Statements and the Interim Financial Statements reflect all material assets and liabilities of the Company and have been prepared in conformance with prior practice. The Company has no reason to believe that the Annual Financial Statements cannot be audited by an accounting firm qualified under the Public Company Accounting Oversight Board.

3.13 **Company Warrants and Company Options.**

(a) Except for the Company Warrants and the Company Options set forth on **Company Disclosure Schedule 3.13**, there are no issued or outstanding (i) subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company, (ii) security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or

receive any shares of capital stock or other securities of the Company. The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

(b) Except for the Company Warrants and the Company Options set on **Company Disclosure Schedule 3.13**, unless otherwise approved by Buying Parties, there are or will not be at the Closing any issued and outstanding shares of Company Capital Stock that are subject to purchase options or warrants or subject to any repurchase or redemption right or right of first refusal in favor of the Company, or any other Person.

(c) Except as set forth on **Company Disclosure Schedule 3.13**, (i) the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company, and (ii) there are no agreements to which the Company is a party or by which it is bound with respect to the registration under the Securities Act of 1933, as amended (the "***Securities Act***"), of any securities of the Company.

3.14 **Orders.** There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the Business of the Company.

3.15 **Absence of Certain Changes.** Except as set forth on **Company Disclosure Schedule 3.15**, since January 1, 2015, the Company has conducted its business only in the ordinary course of such business consistent with past practices, and there has not occurred (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any repurchase, redemption or any other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (iii) any change in accounting principles, practices or methods used by the Company or any of its Subsidiaries; (iv) any revaluation on the Annual Financial Statements or Interim Financial Statements; or (v) any transaction or commitment made by the Company to buy or sell any assets or any shares of capital stock, or to otherwise acquire or sell any business in whole or in part (whether by merger, through a recapitalization or otherwise), outside the ordinary course of business, that is or would be material to the Company's business.

3.16 **Certain Payments.** Neither the Company, or, to the Knowledge of the Company, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or intentionally failed to make any material entry that should have been made, in any of the books of account or other records of the Company;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any material favor or given any material gift which was not deductible for federal income tax purposes, unless such favor or gift is reflected as an expense in the financial statements of the Company to the extent required;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession (but not including business gifts of non-material nature or business entertainment); or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

3.17 **Equipment**. The Company has furnished to Pocket Games a complete and accurate list of all material "***Equipment***" (as that term is defined on Annex I to this Agreement), which is owned, licensed, leased or otherwise used by the Company in connection with the Business as set forth on **Company Disclosure Schedule 3.17**.

3.18 **Accrued Expenses and Accounts Payable**. The Company has furnished to the Buying Parties a list of names and amounts owed by the Company to each such account creditor as of February 28, 2015 to be set forth on **Company Disclosure Schedule 3.18**. Except as otherwise disclosed on such list, none of such accounts payable and accrued expenses are overdue and require immediate payment and/or compromise.

3.19 **Full Disclosure**. To the Knowledge of the Company, this Agreement and the Disclosure Schedules do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein made, in the context in which made, neither false or misleading.

3.20 **No Broker**. Except as set forth on **Company Disclosure Schedule 3.20**, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company other than with KPMG Corporate Finance LLC, for which any fee will be paid entirely by the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYING PARTIES

Buying Parties hereby represents and warrants to the Selling Parties, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows, *provided, however*, that: (A) each of the following representations and warranties is qualified by the disclosure schedules of Pocket Games (the ***"Pocket Games Disclosure Schedules"***), which set forth certain disclosures concerning the representations and warranties; and (B) any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to

the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the Pocket Games Disclosure Schedules:

4.1 **Due Organization**. Pocket Games is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted. Purchaser has no Subsidiaries and does not own, and has never owned any shares or other securities of, or any direct or indirect equity in any Entity to be deemed a Subsidiary of Purchaser. Purchaser is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect. Further, Purchaser has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.

4.2 **Authority Relative to this Agreement and Transaction Documents**. Buying Parties have the full legal right and all power and authority and approval required to enter into, execute and deliver this Agreement and any Transaction Document to which it is a party and to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Transaction Document to which a Buying Party is a party and the consummation by the Buying Parties of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or individual action, and no other proceedings on the part of the Buying Parties is necessary to authorize the execution, delivery and performance of this Agreement or any Transaction Document to which it is a party or to consummate the transactions so contemplated. This Agreement and the Transaction Documents to which the Buying Parties are a party has been duly and validly executed and delivered by the Buying Parties and, assuming the due authorization, execution and delivery by the Selling Parties, constitutes a legal, valid, and binding obligations of the Buying Parties enforceable against a Buying Party in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws affecting creditor's rights generally and general equitable principles.

4.3 **Pocket Games Capitalization.**

(a) An aggregate of (i) 499,000,000 shares of Pocket Games common Stock, $0.0001 par value per share (the "***Pocket Games Common Stock***") are authorized for issuance under the Pocket Games Articles of Incorporation, of which approximately 26,000,000 shares of Pocket Games Common Stock are issued and outstanding; and (ii) 1,000,000 shares of Pocket Games preferred stock, $0.0001 par value per share (the "***Pocket Games Preferred Stock***") are authorized for issuance under the Pocket Games Articles of Incorporation, of which 1,000 shares of Pocket Games Preferred Stock, designated as Series A Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Series A Preferred Stock are owned of record and beneficially by Lovatt.

(b) Except as contemplated by **Pocket Games Disclosure Schedule 4.3**, there are not issued or outstanding any (i) subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Purchaser, (ii) security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Purchaser, (iii) Contract under which Purchaser is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of Purchaser or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the

the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the Pocket Games Disclosure Schedules:

4.1 **Due Organization**. Pocket Games is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted. Purchaser has no Subsidiaries and does not own, and has never owned any shares or other securities of, or any direct or indirect equity in any Entity to be deemed a Subsidiary of Purchaser. Purchaser is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect. Further, Purchaser has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.

4.2 **Authority Relative to this Agreement and Transaction Documents**. Buying Parties have the full legal right and all power and authority and approval required to enter into, execute and deliver this Agreement and any Transaction Document to which it is a party and to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Transaction Document to which a Buying Party is a party and the consummation by the Buying Parties of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or individual action, and no other proceedings on the part of the Buying Parties is necessary to authorize the execution, delivery and performance of this Agreement or any Transaction Document to which it is a party or to consummate the transactions so contemplated. This Agreement and the Transaction Documents to which the Buying Parties are a party has been duly and validly executed and delivered by the Buying Parties and, assuming the due authorization, execution and delivery by the Selling Parties, constitutes a legal, valid, and binding obligations of the Buying Parties enforceable against a Buying Party in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws affecting creditor's rights generally and general equitable principles.

4.3 **Pocket Games Capitalization.**

(a) An aggregate of (i) 499,000,000 shares of Pocket Games common Stock, $0.0001 par value per share (the "***Pocket Games Common Stock***") are authorized for issuance under the Pocket Games Articles of Incorporation, of which approximately 26,000,000 shares of Pocket Games Common Stock are issued and outstanding; and (ii) 1,000,000 shares of Pocket Games preferred stock, $0.0001 par value per share (the "***Pocket Games Preferred Stock***") are authorized for issuance under the Pocket Games Articles of Incorporation, of which 1,000 shares of Pocket Games Preferred Stock, designated as Series A Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Series A Preferred Stock are owned of record and beneficially by Lovatt.

(b) Except as contemplated by **Pocket Games Disclosure Schedule 4.3**, there are not issued or outstanding any (i) subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Purchaser, (ii) security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Purchaser, (iii) Contract under which Purchaser is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of Purchaser or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the

4.5 **No Conflicts.** The execution, delivery and performance of this Agreement by the Buying Parties and the consummation by Buying Parties of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Pocket Games or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Pocket Games or its securities are subject) applicable to Pocket Games or any of its Subsidiaries or by which any property or asset of Pocket Games or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither Pocket Games nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither Pocket Games nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put Pocket Games or any of its Subsidiaries in default) under, and neither Pocket Games nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Pocket Games or any of its Subsidiaries is a party or by which any property or assets of Pocket Games or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of Pocket Games and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, Pocket Games is not required to obtain any consent, authorization or order of, or make any filing or registration with,any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note. All consents, authorizations, orders, filings and registrations which Pocket Games is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. If Pocket Games is listed on the OTCBB, Pocket Games is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

4.6 **Compliance with Laws; Governmental Authorizations.** Buying Parties are, and has at all times been, in compliance with all applicable Laws. Buying Parties have not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

4.7 **Legal Proceedings Order.** There is no pending Legal Proceeding, and to the Knowledge of the Buying Parties, no Person has threatened to commence any Legal Proceeding: (i) that involves Buying Parties or any of the assets owned, used or controlled by Purchaser or any Person whose liability

Purchaser has or may have retained or assumed, either contractually or by operation of law or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or any of the other transactions contemplated by this Agreement or any of the Transaction Documents. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

4.8 **SEC Documents; Financial Statements**. Pocket Games has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "***1934 Act***") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "***SEC Documents***"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of Pocket Games included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of Pocket Games and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of Pocket Games included in the SEC Documents, Pocket Games has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2014, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of Pocket Games. Pocket Games is subject to the reporting requirements of the 1934 Act.

4.9 **Absence of Certain Changes**. Since December 31, 2014, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of Pocket Games or any of its Subsidiaries.

4.10 **Patents, Copyrights, etc**. Pocket Games and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("***Intellectual Property***") necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to Pocket Games' knowledge threatened, which challenges the right of Pocket Games or of a Subsidiary with respect to any Intellectual Property

necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of Pocket Games' knowledge, Pocket Games' or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and Pocket Games is unaware of any facts or circumstances which might give rise to any of the foregoing. Pocket Games and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

4.11 **No Materially Adverse Contracts, Etc**. Neither Buying Party nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Pocket Games' officers has or is expected in the future to have a Material Adverse Effect. Neither Pocket Games nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of Pocket Games' officers has or is expected to have a Material Adverse Effect.

4.12 **Tax Status**. Pocket Games and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Pocket Games and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Pocket Games know of no basis for any such claim. Pocket Games has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of Pocket Games' tax returns is presently being audited by any taxing authority.

4.13 **Certain Transactions.** Except for arm's length transactions pursuant to which Pocket Games or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than Pocket Games or any of its Subsidiaries could obtain from third parties and other than the grant of disclosed stock options, none of the officers, directors, or employees of Pocket Games is presently a party to any transaction with Pocket Games or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Pocket Games, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.14 **Disclosure**. All information relating to or concerning a Buying Party or any of its Subsidiaries set forth in this Agreement in connection with the transactions contemplated hereby is true and correct in all material respects and the Buying Parties have not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to a Buying Party or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Pocket Games but which has not been so publicly announced or disclosed (assuming for this purpose that Pocket Games' reports filed under the 1934 Act are being

incorporated into an effective registration statement filed by Pocket Games under the 1933 Act).

4.15 **Acknowledgment Regarding Purchase of Exchange Shares**. Buying Parties acknowledge and agree that the Company Majority Shareholders are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. Buying Parties further acknowledge that the Company Majority Shareholders have not and are not acting as a financial advisor or fiduciary of Buying Parties (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Company Majority Shareholders or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Buying Parties purchase of the Exchange Shares. Buying Parties decision to enter into this Agreement has been based solely on the independent evaluation of Company and its Business.

4.16 **No Integrated Offering**. Neither Buying Party, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Series B Preferred Stock or Series A Preferred Stock to the Company Majority Shareholders. The issuance of the Series B Preferred Stock and the Conversion Shares to the Company Majority Shareholders will not be integrated with any other issuance of Pocket Games' securities (past, current or future) for purposes of any shareholder approval provisions applicable to Pocket Games or its securities.

4.17 **Permits; Compliance**. Pocket Games and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "***Pocket Games Permits***"), and there is no action pending or, to the knowledge of Pocket Games, threatened regarding suspension or cancellation of any of Pocket Games Permits. Neither Pocket Games nor any of its Subsidiaries is in conflict with, or in default or violation of, any of Pocket Games Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2014, neither Pocket Games nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.18 **Environmental Matters**.

(i) There are, to Pocket Games' knowledge, with respect to Pocket Games or any of its Subsidiaries or any predecessor of Pocket Games, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither Pocket Games nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to Pocket Games' knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface

strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "**Hazardous Materials**") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Pocket Games or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by Pocket Games or any of its Subsidiaries during the period the property was owned, leased or used by Pocket Games or any of its Subsidiaries, except in the normal course of Pocket Games's or any of its Subsidiaries' business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by Pocket Games or any of its Subsidiaries that are not in compliance with applicable law.

4.19 **Title to Property**. Pocket Games and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Pocket Games and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in **Pocket Games Disclosure Schedule 4.19**) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by Pocket Games and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

4.20 **Internal Accounting Controls**. Pocket Games and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of Pocket Games's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.21 **Series A Preferred Stock**. Lovatt is the sole record and beneficial owner of 100% of the issued and outstanding Pocket Games Series A Preferred Stock and has good and marketable title thereto, free and clear of any and all liabilities, liens, security interests, pledges, restrictions on transfer, claims, charges or other encumbrances or equities of any kind, nature, or description (collectively, the "**Encumbrances**"). Upon consummation of the Exchange and the Transfer of Five Hundred (500) shares of Pocket Games Series A Preferred Stock, subject to Section 1.1 above, the Company Majority Shareholders shall acquire valid and un-Encumbered title to fifty percent (50%) of the outstanding Pocket Games Series A Preferred Stock.

ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS

Each of the Selling Parties and the Buying Parties do hereby covenant and agree as follows:

5.1 **Boards of Director Designee.** On the Closing Date, the Company Majority Shareholders shall have the right to designate one (1) member to the board of directors of Pocket Games (the "***Company Majority Shareholders Designee***").

5.2 **Non-Competition, Non-Solicitation and Confidentiality.**

(a) **Non-Competition.** In consideration of the covenants provided for herein to the Selling Parties at the Closing, and as a material inducement to Pocket Games to enter into this Agreement and the Transaction Documents, during the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, (the "***Non-Compete Period***"), the Company Majority Shareholders shall not, and shall not permit any of its Affiliates to, own, operate or otherwise participate in (whether as shareholder, partner, joint venturer, manager, officer, employee or consultant, but not including ownership of five (5%) percent or less of shares of a publicly traded company) any Person that markets or sells any product or service within the United States which directly competes with the Business of the Company, as such Business is conducted as of the Closing Date.

(b) **Non-Solicitation.** The Company Majority Shareholders agrees that, during the Non-Compete Period, the Company Majority Shareholders shall not, and shall not permit any of their Affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) any Business Employee during the Non-Compete Period, without the prior written consent of Pocket Games.

(c) **Confidentiality.** Following the Closing, the Company Majority Shareholders shall, and shall cause their Affiliates to, keep confidential and refrain from using, except in connection with this Agreement and the Ancillary Agreements, all nonpublic information regarding the Business (the "***Confidential Information***"); provided, however, that the Company Majority Shareholders and their Affiliates will not be required to maintain as confidential any Confidential Information that (i) becomes generally available to the public other than as a result of a disclosure by the Company Majority Shareholders or any of their Affiliates; or (ii) is required to be disclosed pursuant to the terms of a valid subpoena or order by any Governmental Authority or under any Law or other legal requirement; and provided, further, that the Company Majority Shareholders may disclose Confidential Information (x) to their counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information) and (y) in any action, suit or proceeding between the parties. In the event that the Company Majority Shareholders or any of their Affiliates are requested or required to disclose any Confidential Information pursuant to the preceding clause (ii), the Company Majority Shareholders shall provide Pocket Games with prompt written notice of the request or requirement so that Pocket Games may, at Holding's cost, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this **Section 5.2(d)**. If, in the absence of a protective order or other remedy or the receipt of a waiver by Pocket Games, the Company Majority Shareholders or one of their Affiliates, as applicable, on the written advice of counsel, is required to disclose such Confidential Information to any Governmental Authority or else stand liable for contempt or suffer other censure or penalty, the Company

Majority Shareholders or one of their Affiliates, as applicable, may disclose that portion of the Confidential Information which such counsel advises the Company Majority Shareholders or one of their Affiliates, as applicable, is legally required to disclose; provided that the Company Majority Shareholders shall use their best efforts to obtain, at the request and cost of Pocket Games, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Pocket Games shall designate. Following the Closing, the parties shall treat the terms and conditions of this Agreement as Confidential Information.

(d) **Remedy for Breach**. The Company Majority Shareholders acknowledges and agrees that in the event of a breach by the Company Majority Shareholders or any of their Affiliates of any of the provisions of this **Section 5.2**, Pocket Games shall be irreparably harmed and monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, Pocket Games and/or its successors or permitted assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this **Section 5.2**, in each case without the requirement of posting a bond or proving actual damages (which requirements the Company Majority Shareholders shall waive).

(e) **Enforcement**. If the final judgment of a court of competent jurisdiction declares that any term or provision of this **Section 5.2** is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5.3 **Expenses.** Each party to this Agreement shall bear and pay all of the fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement.

5.4 **Further Assurances.** Each of the Parties shall execute such documents and other papers and perform such further acts as may reasonably be required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of the Parties shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to Closing.

5.5 **Resignations**. On the Closing Date, the Company shall deliver to Pocket Games, the undated resignations of all Persons who held positions as members of the board of directors of the Company and were in office immediately prior to the Closing.

5.6 **Bank Accounts.** On the Closing Date, the signatories on all bank accounts of the Company shall be changed in a matter acceptable to Pocket Games.

5.7 **Registration Rights Agreement; Rule 144.**

(a) On the Closing Date, the Company Majority Shareholders and Pocket Games shall execute and deliver to each other the Registration Rights Agreement in the form of **Exhibit D** annexed hereto and made a part hereof (the "***Registration Rights Agreement***"), providing that following the effectiveness of a Form S-1 registration statement filed by Pocket Games with the SEC, Pocket

Games shall file with the SEC a registration statement on Form S-1 or Form S-3, as applicable, to register for resale under the Securities Act, the shares of Pocket Games Common Stock issuable upon any optional or mandatory conversion of the Pocket Games Series B Preferred Stock issued to the Company Majority Shareholders (the "***Resale Registration Statement***");

(b) With a view to making available to the Company Majority Shareholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Company Majority Shareholders to sell Pocket Games Common Stock to the public without registration or pursuant to a registration on Form S-3, Pocket Games shall:

(i) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the Closing Date;

(ii) file with the SEC in a timely manner all reports and other documents required of Pocket Games under the Securities Act and the Securities Exchange Act; and

(iii) furnish to the Company Majority Shareholders, so long as the Company Majority Shareholders owns any Pocket Games Series A Preferred Stock, Series B Preferred Stock or Pocket Games Common Stock issued upon conversion thereof, forthwith upon request (A) to the extent accurate, a written statement by Pocket Games that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Securities Exchange Act (at any time Pocket Games has been subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after Pocket Games so qualifies); (B) a copy of the most recent annual or quarterly report of Pocket Games and such other reports and documents so filed by Pocket Games; and (C) such other information as may be reasonably requested in availing the Company Majority Shareholders of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Buyer so qualifies to use such form).

5.8 **Access to Documents, Information.** Pocket Games represents that its has had access to all documents and information concerning the Company and the Business, and such opportunity to ask questions of members of management of the Company, as they have requested or have deemed necessary in order to proceed with the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI
GENERAL PROVISIONS

6.1 **Publicity.** No publicity release or announcement concerning this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby shall be issued without advance approval of the form and substance thereof by Purchaser except as may otherwise be required by law or (in the case of Company Majority Shareholders).

6.2 **Notices.** Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service and shall be deemed to have been given when delivered in person or by reputable international express service, as evidenced by the records of such service . For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.:

if Pocket Games

Pocket Games, Inc.
445 Central Avenue, Suite 355
Cedarhurst, NY 11516
Attn.: David Lovatt, CEO
Telephone: (347) 460-9994
Email: david.lovatt@pocketgamesinc.com

if to Selling Parties, to:

c/o AEL Irrevocable Trust
10951 W. Pico Blvd. Suite 204
Los Angeles, CA 90064
Telephone: (310) 785-6600
Facsimile No.: (310) 785-6616
Attn: Adam E. Levin
Email: adam@vertcapital.com

provided, however, that each party hereto shall promptly notify the other Parties hereto of any change in its contact information, which revised contact information shall thereafter be that Party's contact information for purposes of this **Section 5.2** until further revised.

6.3 **Entire Agreement**. This Agreement (including the Exhibits and Schedules hereto) and the Transaction Documents contain the entire agreement among the Parties with respect to the Exchange and related transactions and supersede all prior agreements, written or oral, with respect thereto.

6.4 **Waivers and Amendments**. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

6.5 **Exhibits and Schedules**. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

6.6 **Survival**. The representations and warranties of the Selling Parties and the Purchaser shall survive the Closing Date for a period of fifteen (15) months and may be enforced by a non- breaching Party in accordance with **Section 6.14** below by written notice of a demand for arbitration or filing of a petition for equitable relief (as the case may be) which is submitted or filed at any time within such fifteen (15) month period. Except as otherwise indicated elsewhere herein and excluding

Section 5.2, the covenants and agreements of the Parties shall survive indefinitely. Section 5.2 shall survive the Closing Date for a period of twenty four (24) months.

6.7 **Headings.** The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.8 **Counterparts.** This Agreement may be executed in one or more original or facsimile counterparts, and by the different Parties hereto in separate counterparts, by facsimile, portable document format (*"pdf"*), or other form of electronic signature, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.9 **Construction and Interpretation.** The use of any gender herein is deemed to include the other gender and the neuter, as required by the context. Whenever used herein, any pronoun or defined term will be deemed to include both the singular and plural, as the context requires. All Parties contributed to the drafting of this Agreement and any agreements, instruments or other documents executed in connection herewith. None of those agreements, instruments or documents will be construed against or interpreted to the disadvantage of any Party by reason of such Party having structured, initially prepared or drafted this Agreement or any agreements, instruments or other documents executed in connection herewith. Each of the Parties acknowledges that it has had access to legal counsel in connection with the negotiation, documentation and execution of this Agreement and any agreements, instruments or other documents executed in connection herewith. As used herein **(a)** ***"including"*** means including, without limitation; **(b)** ***"person"*** includes a natural person, corporation, business trust, estate, trust, partnership, association, joint venture, limited liability company, government, governmental subdivision or agency, or any other for profit or not for profit legal or commercial entity; **(c)** the terms ***"herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter," "above," "below,"*** and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used; and **(d)** any pronoun or defined term will be deemed to include both the singular and plural, as the context requires.

6.10 **Captions.** The headings, titles or captions of the Sections and Sections of this Agreement are inserted only to facilitate reference, and they are not intended to define, limit, extend or describe the scope or intent of this Agreement or any provision hereof, and they do not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part hereof.

6.11 **Assignment.** No party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement; provided, however, that rights and obligations under this Agreement may be transferred and assigned to a Permitted Transferee (as defined in the Stockholder Agreement) pursuant to the Transfer by a Party of its capital stock in Pocket Games to such Permitted Transferee.

6.12 **Parties in Interest.** This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

6.13 **Severability.** If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith

to, or the court making such a determination shall, modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the effect that the transactions contemplated hereby are fulfilled to the extent possible.

6.14 **Indemnification; Survival; Governing Law and Dispute Resolution.**

(a) The representations and warranties of each of the Selling Parties and Pocket Games shall survive the Closing Date under this Agreement and shall remain in force and effect for a period of twelve (12) months following such Closing Date. The respective covenants and agreements of the Selling Parties and Buying Parties shall survive the Closing Date indefinitely.

(b) Neither the Selling Parties nor Pocket Games shall be obligated to indemnify, defend or hold harmless (each an "***Indemnifying Party***") any of the other Parties to this Agreement (each an "***Indemnified Party***" for any third-party liability, damages, costs or expenses incurred by the Indemnified Party (each, a "***Loss***") unless the aggregate amount of such Loss shall exceed $10,000 (the "***Indemnity Basket***"). To the extent that Losses incurred by an Indemnified Party exceed the Indemnity Basket, the Indemnifying Party shall be liable for any Losses in excess thereof up to an aggregate amount not to exceed $1,000,000 (the "***Indemnity Cap***").

(c) This Agreement shall be governed by the laws of the State of California. Any dispute involving the interpretation or application of any of the provisions of this Agreement which cannot be resolved between the Parties shall be submitted to final and binding arbitration under the Rules of Arbitration of the International Arbitration Association, before a single arbitrator appointed in accordance with such Rules. If arbitration proceedings are initiated by a Selling Party, such arbitration shall be held in the city of Los Angeles, State of California, USA. In such connection, the Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in the City Los Angeles, State of California as the forum for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other party by providing a copy of the summons and/or complaint to the other party pursuant to the procedures set forth in **Section 6.2** above at the address set forth herein. Notwithstanding anything to the contrary contained herein (including the arbitration provisions above), (a) either of the Parties may seek equitable relief, or enforce any final judgment of any such federal or state court residing in the City of Los Angeles, State of California, in any other jurisdiction in any manner provided by applicable law. The prevailing party in any proceeding arising from a dispute related to or arising from this Agreement will be entitled to recover its costs and reasonable attorneys' fees relating thereto.

6.15 **Time.** Time is of the essence to this Agreement. In computing any period of time prescribed or allowed by this Agreement, the day of the act, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, a Sunday or a holiday for State or Federal courts in the State of California, County of Los Angeles, in which event the period will run until the end of the next day which is not a Saturday, Sunday or a holiday for State or Federal courts in the State of California.

[Balance of page intentionally left blank – signature page follow]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

DAVID LOVATT

POCKET GAMES, INC.

By:____________________________
Name: David Lovatt
Title: Chief Executive Officer

SOCIAL TECHNOLOGY HOLDINGS, INC.

By:____________________________
Name: Michael Pope
Title: President

COMPANY MAJORITY SHAREHOLDERS:

AEL IRREVOCABLE TRUST

By:____________________________
Name: Edwin Hur
Title: Trustee
Address:
11441 Beach Street
Cerritos, CA90703

SUGAR HOUSE TRUST

By:____________________________
Name: Jason Lane
Title: Trustee
Address:
26716 Via Colina
Stevenson Ranch, CA 91381

<u>List of Annex and Exhibits</u>

Annex I	**Definitions**
Exhibit A	**Pocket Games Articles of Amendment**
Exhibit B	**Pocket Games Articles of Incorporation**
Exhibit C	**Company Certificate of Incorporation**
Exhibit D	**Merger Agreement**
Exhibit E	**Registration Rights Agreement**

Annex I
Definitions

As used in this Agreement, the following terms will bear the following meanings:

"Affiliate" means **(i)** any individual who is a Company Majority Shareholders, spouse, sibling, or descendant of a party and **(ii)** any Person that is controlled by, controls or is under common control with a party, and for the purpose of this definition, ***"controlled by"***, ***"controls"***, and ***"under common control with"*** mean and refer to the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, by contract, or otherwise.

"***Equipment***" shall mean all machinery, manufacturing equipment, data processing equipment, television equipment, broadcasting equipment, video editing equipment, telecommunication equipment, computers, office equipment, furnishings, furniture, appliances, all fixtures and all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

"***Indebtedness***" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and accrued expenses incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (g) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) all preferred Equity Interests issued by such Person and which by the terms thereof are (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the date which is six months after the Maturity Date, (i) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

"Intellectual Property" means and includes any and all ideas, knowledge, inventions, improvements, trademarks, service marks, trade names, trade secrets, software (excluding any commercial off the shelf software developed and sold by a third party, such as Microsoft Office), hardware, services, or copyrights, regardless of whether in analog or digital or tangible or intangible form, that may be subject to protection under the patent, trademark, copyright, trade secret or similar statutory or common law of any state, the United States or any foreign country.

"***Transaction Documents***" shall mean the collective reference to this Agreement, all agreements and documents that are Exhibits to this Agreement and other agreements, certificates, articles and instruments to be executed and delivered by the Parties in connection with the Closing.

"***Transfer***" means to sell, transfer, hypothecate or otherwise assign.

Exhibit F to
the Share Exchange Agreement

FORM OF
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into effective as of January 12, 2016, among **Haimark Holdings, Inc.**, a Delaware corporation (the "Company") and **the Persons who have executed this Agreement on the signature page hereof** (individually and collectively the "Stockholder").

RECITALS:

WHEREAS, Pursuant to a share exchange agreement dated January 12, 2016 (the "Exchange Agreement") by and among the Company, Haimark Cruise Lines Inc. a corporation organized under the laws of the State of Delaware (the "*Purchaser*"); Haimark Line, Ltd., Haimark Ltd., Haimark S.A. Ltd., and Haimark Affinity Travel, each a Colorado limited liability company (individually, a "Haimark Company" and collectively the "Haimark Companies"); and the owners of 100% of the membership equity interests of the Haimark Companies (collectively, the "Haimark Companies Equity Owners"), the Company has agreed to enter into a registration rights agreement with the Stockholder;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Approved Market" means the Nasdaq Capital Markets, the New York Stock Exchange or the NYSE Amex.

"Blackout Period" means, with respect to a registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Shares to be covered by such registration statement, if any, would be seriously detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Shares and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material, (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume or (3) the date that is ninety (90) days after the date of such notification to the Holders.

"Business Day" means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

"Commission" means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Stock" means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

"Effective Date" means the date of the closing of the Exchange Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Family Member" means (a) with respect to any individual, such individual's spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

"Holder" means the Stockholder or any of such Stockholder's respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Shares directly or indirectly from a Stockholder or from any Permitted Assignee.

"Majority Holders" means, at any time, Holders of a majority of the Registrable Shares then outstanding.

"Permitted Assignee" means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement. Permitted Assignee also includes any "Permitted Transferee" of the Stockholder under the Stockholder Agreement (as defined in the Exchange Agreement). References to "Stockholder" in this Agreement include any Permitted Assignee.

"Piggyback Registration" means, in any registration of Common Stock referenced in Section 3(c), the right of each Holder to include the Registrable Shares of such Holder in such registration.

"Market Listing Event" shall mean the date on which the Company's Common Stock is listed to commence trading on any Approved Market, whether as a result of a Registration Statement declared effective by the SEC in connection with a Public Offering, or otherwise

"Initial Public Offering" or "IPO" shall have the meaning as that term is defined in the Exchange Agreement.

"Registrable Shares" means all of the shares of Common Stock issued or issuable upon any conversion of the Series A Preferred Stock; but, in each case, excluding any otherwise Registrable Shares that (i) have been sold or otherwise transferred other than to a Permitted Assignee, (ii) may be sold under the Securities Act without volume limitations either pursuant to Rule 144 of the Securities Act or otherwise during any ninety (90) day period, or (iii) are at the time subject to an effective registration statement under the Securities Act.

"Registration Default Period" means the period during which any Registration Default Event occurs and is continuing.

"Registration Effectiveness Date" means the date that is one hundred and eighty (180) calendar days after the Registration Statement is first filed with the Commission.

"Registration Default Event" means the occurrence of any of the following events:

(a) the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(b) after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Shares (including a Blackout Period) for a period of more than fifteen (15) consecutive Trading Days, except as excused pursuant to Section 3(a); or

(c) the Registrable Shares, if issued, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Default Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) of the Company is suspended or halted on the Approved Market for any length of time.

"Registration Statement" means, as applicable, (a) any registration statement on Form S-1 or other applicable form for registration securities that the Company files with the Commission in connection with a Public Offering of Common Stock for the account of the Company, or (b) the registration statement that the Company is required to file pursuant to Section 3(a) of this Agreement to register the Registrable Shares.

"Restricted Holders" means the officers and directors and certain key employees of the Company and certain stockholders of the Company who have entered into lock-up agreements with the Company pursuant to which such they agree to certain restrictions on the sale or disposition (including pledge) of the Common Stock held by (or issuable to) them.

"Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

"Rule 145" means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"SEC Effective Date" means the date the Registration Statement required to be filed under Section 3(a) with respect to Registrable Shares is declared effective by the Commission.

"Shares" means the shares of Common Stock issued or issuable to the Minority Stockholder upon any optional or automatic conversion of Series A Preferred Stock, as set forth in the Haimark Holdings Articles of Amendment.

"Trading Day" means any day on which such national securities exchange or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

Capitalized terms used herein without definition have the meanings ascribed to them in the Exchange Agreement.

2. Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is the later of (x) two years from the SEC Effective Date and (y) the date on which all Registrable Shares held by such Holder are transferred other than to a Permitted Transferee or may be sold under Rule 144 without volume limitations during any ninety (90) day period; or (ii) the date otherwise terminated as provided herein.

3. Registration.

(a) Registration on Form S-1. On a date which shall be not later than thirty (30) days following the occurrence of a Market Listing Event, the Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Shares, and the Company shall (i) use its commercially reasonable efforts to make the initial filing of the Registration Statement, notify all Holders of the filing of such Registration Statement no later than ten (10) days after such filing, (iii) use its commercially reasonable efforts to cause such Registration Statement covering the Registrable Shares of all Holders to be declared effective no later than the

Registration Effectiveness Date and (iv) use its commercially reasonable efforts to keep such Registration Statement effective for a period of twenty-four (24) months or for such shorter period ending on the earlier to occur of (x) the sale of all Registrable Shares and (y) the availability of Rule 144 for all Holders to sell all of the Registrable Shares without volume limitations within a 90 day period (for purposes of a registration under this Section 3(a) the "**Effectiveness Period**"); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. If a registration under this Section 3(a) is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities that are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder. Notwithstanding the foregoing, in the event that the staff (the "**Staff**") of the Commission should limit the number of Registrable Shares that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Shares as specified by the Commission on behalf of all of the holders of Registrable Shares from the Registrable Shares, on a pro rata basis among the holders thereof, after excluding any shares that are not Registrable Securities. In such event, the Company shall give the Minority Stockholders prompt notice of the number of Registrable Shares excluded therefrom.

(b) Piggyback Registration. If, after a Market Listing Event, the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8 (or its then equivalent form) or any of their Family Members (including a registration on Form S-8 (or its then equivalent form)), (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 (or its then equivalent form) in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) a transaction relating solely to the sale of debt or convertible debt instruments, then the Company shall promptly give to each Holder written notice thereof (the "**Registration Rights Notice**") (and in no event shall such notice be given less than thirty (30) calendar days prior to the filing of such registration statement), and shall, subject to Section 3(d), include as a Piggyback Registration all of the Registrable Shares (including any Registrable Shares that are removed from the Registration Statement as a result of a requirement by the Staff) specified in a written request delivered by the Holder thereof within twenty (20) calendar days after delivery to the Holder of such written notice from the Company. However, the Company may, without the consent of such Holders, withdraw such registration statement prior to its becoming effective if the Company or such

other selling stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

(c) Form S-3 Registrations. Following a Market Listing Event, if the Company shall receive from the Holders of a majority of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (which request or requests shall (i) specify the number of Registrable Securities intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Securities), the Company shall (A) use its commercially reasonable efforts to make the initial filing of the Form S-3 Registration Statement, notify all Holders of the filing of such Registration Statement no later than ten (10) days after such filing, (B) use its commercially reasonable efforts to cause such Form S-3 Registration Statement covering the Registrable Shares of all Holders to be declared effective no later than the Form S-3 Registration Effectiveness Date and (C) use its commercially reasonable efforts to keep such Form S-3 Registration Statement effective for a period of twenty-four (24) months or for such shorter period ending on the earlier to occur of (x) the sale of all Registrable Shares and (y) the availability of Rule 144 for all Holders to sell all of the Registrable Shares without volume limitations within a 90 day period (for purposes of an S-3 registration under this Section 3(c), the "**Effectiveness Period**"); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so.

(d) Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders as part of the Registration Rights Notice. In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Shares through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or such other selling stockholders, as applicable. Notwithstanding any other provision of this Section 3(d)3(d), if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Shares from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Shares through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Shares that may be included in the registration and underwriting, if any. The number of shares of Registrable Shares to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i) If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Holders) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

(ii) If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand to the extent of their demand registration rights, and then, subject to obligations and commitments existing as of the date hereof, to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Holders) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Registrable Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder's Registrable Shares therefrom by delivering a written notice to the Company and the underwriter. The Registrable Shares so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Shares, a greater number of Registrable Shares held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Shares in the registration the right to include additional Registrable Shares pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

(e) Other Limitations. If the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Effectiveness Date, subject to the withdrawal of certain Registrable Shares from the Registration Statement, and the reason is the Commission's determination that (x) the offering of any of the Registrable Shares constitutes a primary offering of securities by the Company, and/or (y) a Holder of any Registrable Shares must be named as an underwriter, the Holders understand and agree that the Company may (notwithstanding anything to the contrary contained herein) reduce, on a pro rata basis, the total number of Registrable Shares to be registered on behalf of each such Holder.

4. Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of any Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a) prepare and file with the Commission with respect to the Registrable Shares, a Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective for the Effectiveness Period;

(b) if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d) furnish, without charge, to each Holder of Registrable Shares covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Shares owned by such Holder, but only during the Effectiveness Period;

(e) use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions within the United States as any Holder of Registrable Shares covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Shares (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Shares, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company's attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Shares being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i) use its commercially reasonable efforts to cause all the Registrable Shares covered by the Registration Statement to be quoted on the principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or traded or quoted;

(j) provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) cooperate with the Holders of Registrable Shares being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Shares to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Shares to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(l) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Shares by reason of the limitations set forth in Regulation M of the Exchange Act; and

(m) take all other commercially reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Shares pursuant to the Registration Statement during the term of this Agreement.

5. <u>Obligations of the Holders</u>.

(a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Shares included in the Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(b) The holders of the Registrable Shares shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Shares under the Securities Act pursuant to Section 3(a) and/or 3(c) of this Agreement and in connection with the Company's obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a "**Selling Security Holder Questionnaire**") or any update thereto not later than three (3) Business Days following a request therefore from the Company.

(c) Each Holder, by its acceptance of the Registrable Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Shares from such Registration Statement.

6. Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Shares being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Shares with respect to which such rights are being transferred or assigned. The Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

8. Indemnification.

(a) In the event of the offer and sale of Registrable Shares under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to

which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act, the Exchange Act, any state securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any actual or alleged untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, any actual or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by a Holder to the Company for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Shares; or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Shares that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of such Holder to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

(b) As a condition to including Registrable Shares in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 8 and, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, any state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in any registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or necessary to make the statements therein not misleading, to

the extent that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information furnished by the Holder to the Company for use in the preparation thereof, and such Holder shall reimburse the Company, and such directors, officers, partners, legal counsel and accountants, underwriters, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder's Registrable Shares pursuant to such registration statement, except in the case of fraud or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding affected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Sections 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the

investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e) If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

9. Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times beginning ninety (90) days after occurrence of a Market Listing Event; (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (c) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such holder of any rule or regulation of the Commission permitting the selling of any such Registrable

Securities without registration and dv) undertake any additional actions reasonably necessary to maintain the availability of a registration statement or the use of Rule 144.

10. For a period of at least twelve (12) months following the Effective Date, the Company will use its commercially reasonable efforts to timely file all reports required to be filed by the Company after the date hereof under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell shares of Common Stock under Rule 144.

11. Intentionally Omitted.

12. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of California, both substantive and remedial, without regard to California conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California, Los Angeles county, or in the United States District Court and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b) Remedies. Except as otherwise specifically set forth herein with respect to a Registration Default Event, in the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Except as otherwise specifically set forth herein with respect to a Registration Default Event, the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e) Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f) Notices, etc. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service and shall be deemed to have been given when delivered in person or by reputable international express service, as evidenced by the records of such service . For the purposes hereof, the addresses of the parties hereto shall be as set forth in the Exchange Agreement and opposite each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h) Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Purchaser, by execution of an Omnibus Signature Page to this Agreement and the Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(i) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Holders.

[SIGNATURE PAGE FOLLOWS]

This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:

HAIMARK HOLDINGS, INC.

By:______________________
Name: Adam E. Levin
Title: Chief Executive Officer

STOCKHOLDER: **ADDRESS:**

____

By:__________________________
Name
Title:

____

By:__________________________
Name
Title:

____

By:__________________________
Name
Title:

____

By:__________________________
Name
Title:

____

By:__________________________
Name
Title:

HAIMARK HOLDINGS, INC.

Selling Security Holder Notice and Questionnaire

The undersigned beneficial owner of Registrable Shares of **Haimark Holdings, Inc.,** a Florida corporation (the "Company"), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of the Registrable Shares, in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the "Selling Security Holder") of Registrable Shares hereby elects to include the Registrable Shares owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name:

(a) Full Legal Name of Selling Security Holder

____

____

(b) Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Shares are held:

____

____

(c) If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

____

____

2. Address for Notices to Selling Security Holder:

____

____

____

Telephone:____________________ Fax:____________________
Email:____
Contact Person:____________________________________

3. Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes ¨ No ¨

(b) If "yes" to Section 3(a), did you receive your Registrable Shares as compensation for investment banking services to the Company?

Yes ¨ No ¨

Note: If "no" to Section 3(b), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c) Are you an affiliate of a broker-dealer?

Yes ¨ No ¨

(d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Shares in the ordinary course of business, and at the time of the purchase of the Registrable Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Shares?

Yes ¨ No ¨

Note: If "no" to Section 3(d), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Security Holder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a) Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Shares) beneficially owned[1] by the Selling Security Holder:

____

____

5. Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates[2], officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

____

____

[1] ***Beneficially Owned:*** A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) ***voting power***, including the power to direct the voting of such security, *or* (ii) ***investment power***, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have "beneficial ownership" of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one "beneficial owner," such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the "beneficial owner" of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered "beneficially owned" by you.

[2] ***Affiliate:*** An "affiliate" is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Security Holder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)

____

Signature

____

Print Name

____

Signature (if Joint Tenants or Tenants in Common)

BENEFICIAL OWNER (entity)

____

Name of Entity

____

Signature

Print Name: ____________________

Title: ________________________

PLEASE E-MAIL OR FAX A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITY HOLDER NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

CKR Law LLP
1330 Avenue of the Americas, 14th Floor
New York, NY 10022
Attention: Elliot Weiss
Facsimile: (212) 400-6901
E-mail Address: eweiss@CKRlaw.com

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
POCKET GAMES, INC.

DESIGNATING
SERIES A PREFERRED STOCK
AND
SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 607.0602 OF THE FLORIDA BUSINESS CORPORATION ACT

Pocket Games, Inc., a corporation organized and existing under Florida Business Corporation Act (hereinafter called the "Corporation"), in accordance with the provisions of Section 607.0602 thereof, DOES HEREBY CERTIFY:

FIRST: Articles of Amendment were adopted by the Board of Directors on December 3, 2015 in the manner prescribed by Section 607.1002 of the Florida Business Corporation Act. Shareholder action was not required.

SECOND: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation"), the Board of Directors adopted the following resolutions on January 12, 2016 to amend the Corporation's Articles of Incorporation, granting the authority to (a) increase the number of shares of Corporation preferred stock, $0.001 par value per share ("Preferred Stock") from 1,000,000 to 2,500,000 shares of Preferred Stock and (b) designate 480,000 shares of the Corporation's authorized Preferred Stock as "Series B Convertible Preferred Stock".

THIRD: On April 25, 2014, the Corporation in accordance with the authority vested in the Board of Directors of the Corporation adopted resolutions and undertook valid corporate actions to designate a series of authorized Preferred Stock designated as "Series A Preferred Stock" and subsequently issued 1,000 shares of Series A Preferred Stock to the Corporation's chief executive officer and sole director as a bonus for services rendered, pursuant to which the Board of Directors has adopted the following resolutions on January 12, 2016 to amend the Corporation's Articles of Incorporation, to ratify all prior valid corporate actions and designations of the Series A Preferred Stock and restate the rights, privileges, preferences and designations of the Series A Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, the Corporation be and hereby is (A) authorized to increase number of authorized shares of Preferred Stock to 2,500,000 shares; (B) ratify all prior valid corporate actions and designations of the Series A Preferred Stock and restate the rights, privileges and preferences of the 1,000 shares of the Corporation's authorized, issued and outstanding Series A Preferred Stock, and (C) designate 437,500 shares of the Corporation's authorized Preferred Stock as "Series B Convertible Preferred Stock", pursuant to which such designation and number of shares of Series A Preferred Stock and Series B Preferred Stock, and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are set forth below:

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 501,500,000 shares, which includes (i) 499,000,000 shares of common stock, $0.0001 par value per share ("Common Stock") and (ii) 2,500,000 shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock").

TERMS OF
SERIES A PREFERRED STOCK

One thousand (1,000) shares of the authorized, outstanding and issued Preferred Stock of the Corporation shall be designated as "Series A Preferred Stock" and shall have the following rights, preferences, powers, privileges, restrictions, qualifications, and limitations:

1. **Stated Value.** The Series A Preferred Stock shall have a stated value of $100 per share and an aggregate liquidation value of $100,000;

2. **Distribution.** The holders of the Series A Preferred Stock then outstanding shall not be entitled to receive any distribution of Corporation's assets;

3. **Voting.** The Series A Preferred Stock shall have the following voting rights:

   (i) To vote together with the holders of the Common Stock as a single class on all matter submitted for a vote of holders of Common Stock;

   (ii) Each one (1) share of Series A Preferred Stock shall have voting rights equal to 50,000 shares of Common Stock, providing for the holder of the Series A

Preferred Stock to have aggregate voting rights equal to 50,000,000 shares of Common Stock;

(iii) The holder of the Series A Preferred Stock shall be entitled to receive notice of any stockholders' meeting in accordance with the Articles of Incorporation and By-laws of the Corporation; and

(iv) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the written consent or affirmative vote of the holders of 100% of the outstanding shares of the Series A Preferred Stock, (i) amend, alter, waive or repeal, whether by merger consolidation, combination, reclassification or otherwise, the Articles of Incorporation, including this Articles of Amendment, or the Corporation's By-laws or any provisions thereof (including the adoption of a new provision thereof), (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock. The vote of the holders of at least one-hundred percent of the outstanding Series A Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provisions of this Resolution, in addition to any other vote of stockholders required by law.

4. **Dividends.** The Series A Convertible Preferred Stock shall not accrue or pay any dividend;

5. **Conversion.** The Series A Preferred Stock will not be convertible into shares of the Corporation's Common Stock.

TERMS OF
SERIES B CONVERTIBLE PREFERRED STOCK

Following the filing hereof with the Department of the State of Florida, Four Hundred and Eighty Thousand (480,000) shares of the authorized and unissued Preferred Stock of the Corporation hereby designated as "Series B Convertible Preferred Stock" is intended to be issued in accordance with the terms and conditions set forth in (i) the exchange agreement, dated January 12, 2106 (the "Exchange Agreement"), by and among the Corporation, Social Technology Holdings, Inc., a corporation organized under the laws of the State of Delaware, doing business as "*Viximo*" ("Viximo"), David Lovatt, an individual ("Lovatt") and the individuals or entities designated as the "Company Majority Shareholders" under the Exchange Agreement, who are the majority shareholders of Viximo and (ii) the agreement and plan of merger, dated January __, 2016 (the "Merger Agreement"), by and among the Corporation, Viximo and STH Acquisition Corp., a Delaware corporation ("Merger Sub"). The Series B Convertible Preferred

Stock" shall have the following rights, preferences, powers, privileges, restrictions, qualifications, and limitations:

6. **Stated Value.** The Series B Convertible Preferred Stock shall have a stated value of $10.00 per share and an aggregate liquidation value of $4,800,000;

7. **Liquidation, Sale of Control or Winding Up.** On a Sale of Control (as defined in the Exchange Agreement) or liquidation of the Corporation, the Series B Convertible Preferred Stock shall rank (A) junior to any Indebtedness of the Corporation, (b) *pari passu* to any other Preferred Stock now existing or hereafter created (including the Series A Preferred Stock) or hereinafter created, and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;

8. **Voting.** The Series B Convertible Preferred Stock shall vote on an "as converted" basis, together with the outstanding shares of Corporation Common Stock;

9. **Dividends.** The Series B Convertible Preferred Stock shall not accrue or pay any dividend;

10. **Redemption.** The Series B Convertible Preferred Stock shall not be subject to any mandatory or optional redemption;

11. **Conversion.** The Series B Convertible Preferred Stock shall upon the occurrence of a "Conversion Event" (hereinafter defined) shall automatically convert into an aggregate of three million and sixty-seven thousand, six hundred and twenty seven (23,067,627) shares of Corporation Common Stock, or such other number of shares of Corporation Common Stock as shall constitute forty-eight (48.0%) percent of the "Corporation Fully-Diluted Common Stock" (as that term is defined in the Exchange Agreement) as at the date such Conversion Event shall occur; and

    "*Conversion Event*" shall mean the listing of the shares of Corporation Common Stock for trading on the New York Stock Exchange, Inc., the NASDAQ Stock Exchange (including the Nasdaq Capital Markets) or the NYSE:Amex Exchange.

RESOLVED, FURTHER, that any executive officer of the Corporation be and they hereby is authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Florida law.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment this 12th day of January, 2016.

D.W. Lovatt

Name: David Lovatt
Title: Chief Executive Officer